EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of Georgia Banking Company, Inc. of our report dated July 28, 2026, with respect to our audits of the consolidated financial statements as of December 31, 2025 and 2024, and for each of the years in the two-year period ended December 31, 2025.

We also consent to the reference to us under the heading “Experts” in the Prospectus.

/s/ Wipfli LLP

Atlanta, Georgia
October 2, 2026